Exhibit 99.1

          Blue Coat CFO Steps Down to Pursue New Career Opportunities
                      Will Remain Until Successor Is Named

    SUNNYVALE, Calif., Oct. 7 /PRNewswire-FirstCall/ -- Blue Coat(TM) Systems, Inc. (Nasdaq: BCSI), a leading provider of proxy appliances, announced today that Bob Verheecke, senior vice president and CFO, has notified the Company that he intends to resign to pursue opportunities with earlier stage companies and turn-around opportunities. Verheecke will remain in his role until a successor is named and will help to ease the transition.

    The Company intends to retain an executive recruiting firm and immediately initiate a search for a new chief financial officer.

    "Bob has helped manage Blue Coat through a significant transformation from its roots in caching to a market leader in proxy appliances," said Brian NeSmith, president and CEO of Blue Coat. "He took on a broad management role early on, and has implemented expense controls and helped focus efforts to allow Blue Coat to manage through a challenging economic environment. Bob's interests and strengths are with less mature companies and I think he will enjoy the challenges in that environment. While we are sorry to see him depart, he is leaving behind a very capable team with extraordinary discipline, process controls, and professional management in place to carry on his vision. On behalf of the Company's employees, shareholders, and Board of Directors, I would like to thank Bob for his contributions to Blue Coat's success."

    "I am proud of what we have accomplished over the past three and a half years and am optimistic about Blue Coat's future," said Verheecke. "With Blue Coat now well-positioned as the leading proxy appliance company, I feel that this is the right time for me to pursue a new opportunity which utilizes my strengths and interests, which is to work with struggling or less mature companies, and help guide them through their specific challenges. I have enjoyed my experience at Blue Coat tremendously and look to leverage the expertise gained here with my next opportunity."

    Verheecke joined the company as chief financial officer in May 2001.
Prior to Blue Coat, Verheecke served as a chief financial officer to several early-stage high technology companies including AlphaBlox, ECnet and 2Bridge. He also served as chief financial officer at publicly traded NetFRAME, an early manufacturer of high-performance network servers, and at Business Objects, a publicly traded decision support software company. Verheecke holds an M.B.A. from the University of California, Berkeley, a B.S. in accounting from Santa Clara University, and is a State of California certified public accountant (CPA).

    About Blue Coat Systems

    Blue Coat enables organizations to keep "good" employees from doing "bad" things on the Internet. Blue Coat wire-speed proxy appliances provide visibility and control of Web communications to address today's new business risks -- such as inappropriate Web surfing, spyware, viruses brought in via back door channels such as instant messaging and Web-based email, and network resource abuse due to peer-to-peer (P2P) file sharing and video streaming. Trusted by many of the world's most influential organizations, Blue Coat has shipped more than 20,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

    FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Blue Coat Systems' business are set forth in Blue Coat Systems' most recently filed Form 10-Q for the quarter ended July 31, 2004, and other reports filed from time to time with the Securities and Exchange Commission.

    NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

SOURCE  Blue Coat Systems, Inc.
    -0-                             10/07/2004
    /CONTACT: investors, JoAnn Horne, +1-415-445-3235, or maria@marketstreetpartners.com, or media, Susan Coss, +1-415-445-3237, or susan@marketstreetpartners.com, both of Market Street Partners, for Blue Coat Systems, Inc./
    /Web site:  http://www.bluecoat.com /
    (BCSI)

CO:  Blue Coat Systems, Inc.
ST:  California
IN:  CPR STW ITE MLM
SU:  PER